Annual and Quarterly Certifications
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

       Pursuant to section 906 of the  Sarbanes-Oxley  Act of 2002  (subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Accessor Funds, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

       The Registrant's periodic report for the period ended December 31, 2006 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: March 9, 2007                /s/ J. Anthony Whatley III
                                    -----------------------------------------
                                    Name:  J. Anthony Whatley III
                                    Title: Principal Executive Officer

Dated: March 9, 2007                /s/ J. Anthony Whatley III
                                    -----------------------------------------
                                    Name: J. Anthony Whatley III
                                    Title: Principal Financial Officer